UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2021

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 8.01 – Other Information.

On June 8, 2021, Sesen Bio, Inc. (the “Company”) announced that at the conclusion of the 2021 Russell indexes annual reconstitution, the Company is expected to be included in the Russell 3000® Index effective after the US market opens on June 28, 2021, according to a preliminary list of additions.

In connection with inclusion on the Russell 3000® Index, the Company anticipates leading indexes that follow Russell indexes to purchase shares of the Company’s common stock prior to June 28th, potentially expanding the Company’s exposure to a broader investment community.

Membership in the US all-cap Russell 3000® Index, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $10.6 trillion in assets are benchmarked against Russell’s US indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

More information on the Russell 3000® Index and the Russell indexes reconstitution is available at the “Russell Reconstitution” section on the FTSE Russell website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, the Company’s expectation that it will be included in the Russell 3000® Index and its anticipation that trading in the Company’s common stock will occur as a result of such inclusion. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 8, 2021

Sesen Bio, Inc.

By:	/s/ Monica Forbes
Monica Forbes
Chief Financial Officer